Exhibit 99.1

OSL HOLDINGS DEVELOPING NEXT GENERATION COMPREHENSIVE AD SUPPORTED B2B & B2C LEGAL CANNABIS MARKETPLACE WEBSITE AND APP

YARDLEY, PA. October 28, 2014 -- OSL Holdings Inc. (OTCQB: OSLH) (“OSL”), a socially conscious business model dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce, announced today the development of a multi-tier, on-line cross platform social network and information repository solution that will enable legal marijuana dispensaries and hydroponic gardening supply retailers to manage marketing, lead generation, and retail discovery. The platform is expected to become an ad supported online extension of our recently acquired Go Green Hydroponics retail operations and other vertical venders and will enable local and hyper local search with advanced querying capabilities when it is expected to launch in the second quarter of fiscal 2015. Designs for the platform include a comprehensive B2B and B2C portal and a social network with planned user generated content features. We plan to launch both a web based and mobile platform that will enable dispensaries and patrons to manage and search while on the go. Planned community and social features will allow patrons to share experiences and provide feedback to the dispensaries and community.

Bob Rothenberg, OSL’s Chief Executive Officer said, “We are very excited to commence the development of what we believe will be the country’s premier cross platform social network and informational repository in the legal medical marijuana vertical.” Steve Gormley, OSL’s Chief Business Development Officer said, “We have engaged a leading team that includes engineers, designers and developers with proven success in the business and expect to be able to launch our website and app in roughly 6 months.” Gormley went on to say, “This is a space currently dominated by Weedmaps. We intend on offering consumers a deeper, more robust and more user friendly option.”

According to published reports by Justin Hartfield, Chief Executive Officer for Weedmaps.com, a privately held company founded in 2008, he claims that Weedmap’s annual revenues have grown from $4 million in 2010 to over $30 million in 2014.

OSL Medical Services is a management, future planning and services platform centered on the development and financing of indoor gardens and cultivation facilities, production technologies, merchandise and operational services for businesses in the herbal and natural medicine industry. OSL Medical Services is designed to support its clients with branding, technology, marketing, logistics, and future planning services on a state-by-state basis throughout the United States.

OSL Medical Services provides these support services in compliance with all federal, state and local laws. At this time, OSL will not grow or sell marijuana, but intends to gain market share and create value for its shareholders by creating, marketing, and licensing brands as well as acquiring and licensing production technology. When federal law permits, OSL Medical Services expects to provide these services to legal and licensed growers and dispensers.

About OSL

OSL Holdings Inc. (OTC: OSLH) is a development and technology company specializing in affluent, liberal markets with high disposal income. The Company intends to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy. On March 10, 2014, the Company announced its intent to enter the legal marijuana market when federal law permits, providing foundational work for branding, marketing, technology, and logistics to existing or emerging legal marijuana licensees.

The Company’s filings with the SEC are available at http://www.sec.gov/cgi-bin/browse-edgar?company=osl+holdings & owner=exclude&action=getcompany.

For more information, please visit the Company’s website at www.oslholdings.com.

Forward-Looking Statements -- Safe Harbor

This press release contains forward-looking statements as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These statements include, but are not limited to, our expectations concerning our ability to launch our planned on-line marketing platform and our expectations for vendor acceptance and potential revenues from the planned operation of this website.

By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:

OSL Holdings Inc.

IR/Media Contact:

Craig S. Fischer

Communications Manager

O) 786.375.0556

Strategic Tactical Asset Trading LLC

1926 Hollywood Blvd

Suite 209

Hollywood, FL 33020

info@OSLHoldings.com

http://www.OSLHoldings.com